UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                       1-8356                  13-2892858
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

70 East 55th Street, 7th Floor, New York, NY                            10022
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  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (212) 350-9900

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2006, DVL Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with First Penn Bank (the "Lender"), pursuant to which the Company borrowed from the Lender $1,500,000 (the "Loan"). The Loan Agreement provides that unpaid principal and interest are due June 1, 2009 and provides for interest payable monthly at a fixed rate of 7.75% per annum. In addition, the Company is required to make annual principal payments of $50,000. The Company's obligations under the Loan Agreement are secured by a pledge of the stock of S2 Holdings, Inc., the Company's wholly-owned subsidiary. Beginning June 5, 2008, the Loan may be prepaid in full or in part without premium or penalty. The Company intends to use the majority of the Loan proceeds to prepay principal under its loan from Pemmil Funding LLC, which bears interest at 12% per annum.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DVL, INC.


                                                 By: /s/ Henry Swain
                                                     --------------------------
                                                 Name:  Henry Swain
                                                 Title: Chief Financial Officer

Date: June 9, 2006